As filed with the Securities and Exchange Commission on October 27, 2006
Registration Nos. 333-131707
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment
No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Countrywide Financial Corporation
Countrywide Home Loans, Inc.
Countrywide Capital V
Countrywide Capital VI
Countrywide Capital VII
Countrywide Capital VIII
Countrywide Capital IX
(Exact name of Registrant as Specified in its Charter)

Delaware	13-2641992
New York	13-2631719
Delaware	Applied for
Delaware	Applied for
Delaware	Applied for
Delaware	Applied for
Delaware (State or other jurisdiction of incorporation or organization)	Applied for (I.R.S. Employer Identification No.)
4500 Park Granada
Calabasas, CA 91302
(818) 225-3000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Sandor E. Samuels, Chief Legal Officer
Countrywide Financial Corporation and Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, CA 91302
(818) 225-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. O’Sullivan	Edward J. Fine
Munger, Tolles & Olson LLP 355 South Grand Avenue, 35th Floor Los Angeles, California 90071 (213) 683-9100	Samir A. Gandhi Sidley Austin llp 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
(Continued on next page)

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Offering	Registration
Securities to be Registered	be Registered	per Unit	Price	Fee

Preferred Securities of Countrywide Capital V(2)
Preferred Securities of Countrywide Capital VI(2)
Preferred Securities of Countrywide Capital VII(2)		(1)
Preferred Securities of Countrywide Capital VIII(2)
Preferred Securities of Countrywide Capital IX(2)
Debt Securities of Countrywide Financial Corporation(3)
Guarantees of the above-referenced Preferred Securities by Countrywide Financial Corporation and certain back-up undertakings(4)
Securities registered hereunder to be sold in market-making transactions(5)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

(2)	There is being registered hereunder an indeterminate number of Preferred Securities of Countrywide Capital V, Countrywide Capital VI, Countrywide Capital VII, Countrywide Capital VIII and Countrywide IX (each, a “Trust” and collectively, the “Trusts”).

(3)	There is being registered hereunder an indeterminate principal amount of Debt Securities which may be sold to any of the Trusts, in which event such Debt Securities may later be distributed for no additional consideration to the holders of the Preferred Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.

(4)	Includes the rights of holders of the Preferred Securities under the Guarantees and certain back-up undertakings, comprised of the obligations of Countrywide Financial Corporation under the Declaration of Trust of each Trust as borrower under the Debt Securities, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of Countrywide Financial Corporation as set forth in the Declaration of Trust of each Trust and the related Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantees, when taken together with the obligations of Countrywide Financial Corporation under the Debt Securities or the related guarantee, the related Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Countrywide Financial Corporation of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

(5)	The Registration Statement registers an indeterminate number of Preferred Securities and an indeterminate principal amount of junior subordinated debentures to be sold by Countrywide Securities Corporation in market-making transactions where required.

EXPLANATORY NOTE

This Post-Effective Amendment is being filed to register additional securities pursuant to Rule 413(b) under the Securities Act and contains one base prospectus. The base prospectus is to be used in connection with offerings by Countrywide Capital V, Countrywide Capital VI, Countrywide Capital VII, Countrywide Capital VIII and Countrywide Capital IX of their respective Preferred Securities. This Post-Effective Amendment does not affect the previously filed base prospectuses or any of the prospectus supplements to be used in connection with offerings by Countrywide Financial Corporation of its common stock, preferred stock, stock purchase contracts, stock purchase units and debt securities or offerings by Countrywide Home Loans, Inc. of its debt securities.

PROSPECTUS

Countrywide Capital V
Countrywide Capital VI
Countrywide Capital VII
Countrywide Capital VIII
Countrywide Capital IX

Preferred Securities
fully and unconditionally guaranteed, on the terms set forth in this prospectus and the accompanying prospectus supplement, by

Countrywide Financial Corporation

The Issuers:

The issuers are Delaware statutory trusts. Each issuer may:

•	sell preferred securities representing undivided beneficial interests in the issuer to the public;

•	sell common securities representing undivided beneficial interests in the issuer to Countrywide Financial Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures issued by Countrywide Financial Corporation; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

Distributions:

•	For each preferred security that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

Guarantees:

•	Countrywide Financial Corporation will fully and unconditionally guarantee the payment by the issuer of the preferred securities on the terms set forth in this prospectus.

This prospectus provides you with a general description of the preferred securities each issuer may offer. Each time an issuer offers preferred securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the preferred securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the preferred securities, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the preferred securities that the issuers are offering.

This prospectus may be used to offer and sell securities, only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2006.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we or any of the Countrywide Capital trusts have referred you to. Neither we nor the Countrywide Capital trusts have authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

References in this prospectus to “Countrywide Financial Corporation,” “we,” “us” and “our” are to Countrywide Financial Corporation.

References in this prospectus to “Countrywide Capital,” the “issuer” or the “issuers” are to Countrywide Capital V, Countrywide Capital VI, Countrywide Capital VII, Countrywide Capital VIII and Countrywide Capital IX, respectively or collectively.

Available Information; Incorporation by Reference

We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California 94104.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than those portions of such documents (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02, Item 7.01 or Item 9 of a Current Report on Form 8-K, until all the securities offered under this prospectus are sold. This prospectus is part of the registration statement we and the issuers filed with the SEC.

1. Annual Report on Form 10-K for the year ended December 31, 2005.

2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006.

i

3. Current Reports on Form 8-K, filed as of January 6, 2006, February 17, 2006, March 16, 2006, April 7, 2006, May 1, 2006, May 1, 2006, May 16, 2006, May 16, 2006, June 20, 2006, September 8, 2006, October 10, 2006, and October 24, 2006.

You may request a copy of these filings, at no cost, by writing or telephoning us at Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302, telephone (818) 225-3000, Attention: Investor Relations.

We have not included separate financial statements for each of the issuers in this prospectus. We do not believe that holders of the preferred securities would find these financial statements meaningful because:

•	all of the voting securities of each of the issuers will be owned, directly or indirectly, by Countrywide Financial Corporation, a reporting company under the Exchange Act;

•	each of the issuers has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by Countrywide Financial Corporation; and

•	the obligations of Countrywide Financial Corporation described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities.

The issuers do not file reports with the SEC.

ii

The Issuers

Purpose and Ownership of the Issuers

Each of the issuers is a statutory trust organized under Delaware law by us and the trustees of the issuers. The issuers were established solely for the following purposes:

•	to issue and sell the preferred securities, as well as common securities of each issuer that we will purchase, all of which will represent undivided beneficial ownership interests in the assets of each issuer;

•	to use the gross proceeds from the issuance and sale of the preferred securities and common securities to purchase junior subordinated debentures from us; and

•	to engage in other activities that are necessary or incidental to the activities described above, such as registering the transfer of the preferred securities.

Because each issuer was established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable issuer, and payments under the junior subordinated debentures will be the sole source of income to that issuer.

As the issuer of the junior subordinated debentures, we will generally pay:

•	all costs and expenses of each issuer and of the offering of each issuer’s preferred securities; and

•	all ongoing costs, expenses, debts and obligations (other than payment of the preferred securities) of the issuers.

Each issuer will offer the preferred securities to you by use of this prospectus and an applicable prospectus supplement and we will retain all of the common securities. The common securities will rank equally with the preferred securities, except that the common securities will be subordinated to the preferred securities to the extent and under the circumstances described below under “Description of the Preferred Securities — Subordination of Common Securities” and in the applicable prospectus supplement.

Unless the applicable prospectus supplement states otherwise, each issuer will have a term of approximately 60 years but may dissolve earlier as provided in the applicable trust agreement.

For so long as the preferred securities of a particular issuer remain outstanding, we will promise to:

•	cause that issuer to remain a statutory trust and not to voluntarily terminate, wind-up or liquidate the issuer, except as permitted by the relevant trust agreement;

•	own directly or indirectly all of the common securities of that issuer; and

•	use reasonable efforts to cause that issuer to remain classified as a grantor trust for United States federal income tax purposes.

The Trustees

Each issuer’s business and affairs will be conducted by its five trustees: the property trustee, the Delaware trustee and three administrative trustees. We refer to these trustees collectively as the “issuer trustees.” In each case, the three administrative trustees of each issuer will be individuals who are our employees. The property trustee of each issuer will act as sole trustee under each trust agreement for purposes of the Trust Indenture Act of 1939 and will also act as trustee under the guarantees and the indenture.

We, as owner of the common securities of each issuer, have the sole right to appoint, remove and replace any of the issuer trustees unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the preferred securities of that issuer will have the right to remove and appoint the property trustee and the Delaware trustee.

Each issuer is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory trust the common securities of which are owned by us.

Offices of the Issuers

The principal executive office of each issuer is 4500 Park Granada, Calabasas, California 91302 and its telephone number is (818) 225-3000.

Description of the Preferred Securities

The following description of the terms and provisions of the preferred securities summarizes the general terms that will apply to each series of preferred securities. The trust agreement of the applicable trust will be amended and restated before the issuance of preferred securities by that trust. We refer to that amended and restated trust agreement as the “trust agreement.” This description is not complete, and we refer you to the trust agreement for each issuer, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

Formation of Issuers

When an issuer issues a series of preferred securities, the trust agreement relating to that issuer will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of preferred securities. Each issuer will issue only one series of preferred securities.

The trust agreement of each issuer will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee and its affiliate, The Bank of New York (Delaware), will act as Delaware trustee under each relevant trust agreement.

Each series of preferred securities will represent undivided beneficial ownership interests in the assets of the applicable issuer. The holders of the preferred securities will be entitled to a preference over the corresponding series of common securities in distributions from the applicable issuer under the circumstances described under “— Subordination of Common Securities,” and described in the relevant trust agreement and the applicable prospectus supplement.

Specific Terms of Each Series

When an issuer issues a series of preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of preferred securities. Those terms may include the following:

•	the distinctive designation of the preferred securities;

•	the number of preferred securities issued by the applicable issuer and the liquidation value of each preferred security;

•	the annual distribution rate (or method of determining that rate) for preferred securities issued by the applicable issuer and the date or dates upon which those distributions will be payable;

•	whether distributions on preferred securities issued by the applicable issuer may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•	whether distributions on preferred securities issued by the applicable issuer will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by that issuer will be cumulative;

•	the amount or amounts that will be paid out of the assets of the applicable issuer to the holders of preferred securities of the issuer upon voluntary or involuntary dissolution, winding up or termination of the applicable issuer;

•	the obligation, if any, of the applicable issuer to purchase or redeem preferred securities issued by the applicable issuer and the price or prices at which, the period or periods within which, and the terms and conditions upon which preferred securities issued by the applicable issuer will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which any preferred securities of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•	the voting rights, if any, of preferred securities issued by the applicable issuer in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to a specified action or amendment to the relevant trust agreement; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the applicable issuer.

All preferred securities an issuer offers will be guaranteed by us to the extent set forth below under the caption “Description of the Guarantees” in this prospectus. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to each offering of preferred securities.

Redemption or Exchange

Upon the redemption or repayment, in whole or in part, of any series of junior subordinated debentures owned by an issuer, the issuer will use the proceeds from that redemption or repayment to redeem a corresponding liquidation amount of preferred securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of the junior subordinated debentures redeemed for a redemption price equal to their liquidation amount plus accumulated and unpaid distribution payments on the securities redeemed to the date of redemption. Except to the extent described in the applicable prospectus supplement, the preferred securities and common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding.

We have the right to dissolve an issuer at any time and, after satisfaction of its liabilities to its creditors as provided under applicable law, to cause the issuer to distribute the junior subordinated debentures owned by it to the holders of that issuer’s preferred and common securities in exchange for those securities.

Subordination of Common Securities

In connection with the issuance of preferred securities, each issuer will also issue a new series of common securities to us. Except as described below or in the applicable prospectus supplement, the common securities will be entitled to receive distributions on the same dates and at the same rate and otherwise have substantially identical terms as the preferred securities.

If on any distribution date or redemption date for the preferred and common securities, an event of default has occurred and is continuing under the indenture for the corresponding junior subordinated debentures, the applicable issuer may not make any distribution payment and may not make any other payment for the redemption, liquidation or acquisition of the common securities unless the applicable issuer has paid in full, or provided for full payment of all accumulated and unpaid distributions on all of the issuer’s preferred securities, and in the case of a redemption or liquidation, the full redemption price or liquidation price of all preferred securities.

If an event of default under the trust agreement occurs as a result of the occurrence of an event of default under the indenture, as holder of the common securities, we will be deemed to have waived our right to take action with respect to that event of default until all events of default with respect to the preferred securities are cured, waived or otherwise eliminated. Until that cure, waiver or elimination, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf, and only the holders of the preferred securities will have the right to direct the property trustee regarding remedies under the relevant trust agreement.

Liquidation Distribution Upon Dissolution

Each trust agreement will provide that the relevant issuer will dissolve on the first to occur of the following events:

•	the expiration of the term of the trust as described above under “The Issuers — Purpose and Ownership of the Issuers;”

•	specified events relating to our bankruptcy, dissolution or liquidation;

•	our election to distribute junior subordinated debentures to the holders of the preferred securities and common securities as described above under “— Redemption or Exchange;”

•	the mandatory redemption of the issuer’s preferred and common securities as described above under “— Redemption or Exchange;” and

•	the entry of a court order for the dissolution of the issuer.

Upon a dissolution event described above, other than an early dissolution resulting from a mandatory redemption of the issuer’s preferred and common securities or the expiration of the term of the trust, the issuer trustees will liquidate the issuer as soon as possible by distributing the related junior subordinated debentures to the holders of preferred securities and common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement:

•	the occurrence of an event of default under the indenture with respect to the related series of junior subordinated debentures held by the issuer;

•	a default by the property trustee in the payment of any distribution on the preferred securities or common securities and continuance of that default for 30 days;

•	a default by the property trustee in the payment of any redemption price of any preferred security or common security when it becomes due and payable;

•	a default in the performance, or breach, in any material respect, of any other covenant or warranty of the issuer trustees in the trust agreement and the continuance of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting issuer trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying that default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the applicable trust agreement; or

•	the occurrence of an event of bankruptcy or insolvency relating to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 10 business days after the occurrence of an event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and us. Except as provided in the applicable prospectus supplement, the existence of an event of default does not necessarily entitle the holders of preferred securities to accelerate the maturity of those preferred securities.

Limitation on Consolidations, Mergers and Sales of Assets

Except as contemplated in “— Liquidation Distribution Upon Dissolution” above, an issuer may not merge with or into, consolidate or amalgamate with, or sell or lease substantially all of its properties and assets to any corporation or other person, unless:

•	the administrative trustees consent to the proposed transaction;

•	the successor is a trust organized under the laws of any state and assumes all of the obligations of the issuer regarding the preferred securities or substitutes other securities for the preferred securities with substantially the same terms;

•	we appoint a trustee of the successor possessing the same powers and duties as the property trustee;

•	the successor securities to the preferred securities are listed on the same national securities exchange or other organization on which the preferred securities were listed, if any;

•	the transaction does not cause the ratings, if any, on the preferred securities or the successor securities to be downgraded by a nationally recognized ratings organization;

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect;

•	the successor has a purpose substantially identical to that of the issuer;

•	counsel delivers an opinion that:

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect; and

•	following the transaction, neither the successor nor the issuer would have to register as an “investment company” under the Investment Company Act of 1940;

•	we, or a successor which will own all of the common securities of the issuer or its successor, will guarantee the preferred securities, or the successor securities, to the same extent as the preferred securities are guaranteed by our guarantee; and

•	the issuer and the successor would each continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of preferred securities consents to a change in that classification.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below, in the applicable prospectus supplement or under “Description of the Guarantees — Amendments” and “Description of the Junior Subordinated Debentures — Modification of Indenture,” as a holder of preferred securities you will not have any voting rights.

We, the property trustee and the administrative trustees may, without the consent of the holders of the preferred securities, amend the applicable trust agreement to cure any ambiguity or correct or supplement inconsistent provisions or to modify the trust agreement to the extent necessary to ensure that the issuer is classified as a grantor trust or to ensure that the issuer will not be required to register as an “investment company” under the Investment Company Act of 1940. However, we may not amend any applicable trust agreement in any manner that would adversely affect in any material respect the interests of any holder of the preferred securities.

We and the issuer trustees may also amend an applicable trust agreement with the consent of the holders of a majority of the aggregate liquidation amount of the preferred and common securities of the applicable issuer, provided that we have received of an opinion of counsel that the amendment will not affect the issuer’s status as a grantor trust or its exemption under the Investment Company Act of 1940. Notwithstanding the foregoing, without the consent of each holder affected by the amendment, no amendment will:

•	change the amount or timing of any distribution on the common securities or the preferred securities;

•	otherwise adversely affect the amount of any required distribution; or

•	restrict the right of a holder of preferred securities or common securities to institute suit to enforce payment.

For so long as any junior subordinated debentures are held by the property trustee, the issuer trustees will not take any of the following actions without the consent of the holders of a majority of the aggregate liquidation amount of the preferred securities:

•	direct the time, method or place for conducting any proceeding for any remedy available to the debenture trustee or executing any trust or power conferred on the debenture trustee with respect to such debentures;

•	waive any past default that is waivable under the indenture;

•	rescind or annul any declaration that the principal of the junior subordinated debentures is due; or

•	consent to any modification or termination of the indenture or the junior subordinated debentures.

However, in the case of any action that would require the consent of each affected holder of junior subordinated debentures under the indenture, the property trustee will not give any such consent without the consent of each holder of the corresponding preferred securities.

Preferred securities owned by us, an issuer trustee or any of our or their affiliates will not be treated as outstanding for purposes of the above provisions, except for preferred securities or any portion thereof (i) purchased in connection with their distribution or (ii) repurchased by our broker-dealer affiliates in connection with their market-making or other secondary-market activities effected by or for the account of customers of those affiliates; provided, however, that persons (other than us or any of our affiliates) to whom we or any of our affiliates have pledged preferred securities may vote or consent with respect to those preferred securities pursuant to the terms of the pledge.

In addition to the required consents described above, the issuer trustees must obtain an opinion of counsel experienced in the relevant matters that the action would not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The issuer trustees will not revoke any action approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities.

The property trustee must give notice to the holders of preferred securities of any notice of default with respect to the corresponding junior subordinated debentures.

Payment and Paying Agent

The paying agent for the relevant issuer will make payments on definitive, certificated preferred securities by check mailed to the address of the holder entitled to that payment at the holder’s address as it appears in the preferred securities register. The paying agent will make payment on global preferred securities as specified under “— Global Preferred Securities; Book-Entry Issuance” below. Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as paying agent for the preferred securities. In the event the property trustee ceases to be the paying agent, the administrative trustees of the issuer will appoint a successor bank or trust company acceptable to us and the property trustee to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

The registrar will not impose any charge for registration of transfer but may require the payment of any tax or governmental charges that may be imposed in connection with the transfer or exchange.

An issuer is not required to register transfers of the preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than the duty to act with the required standard of care during an event of default under the trust agreement, the property trustee is required to perform only those duties that are specifically set forth in the trust agreement and is not required to exercise any of its powers at the request of any holder of preferred securities unless it is offered reasonable indemnity for the costs, expenses and liabilities that might be incurred by it.

Miscellaneous

Except as provided in the applicable prospectus supplement, the administrative trustees are authorized and directed to conduct the affairs of each issuer in a way that:

•	will not cause the issuer to be deemed an investment company required to register under the Investment Company Act of 1940;

•	will not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes; and

•	will cause the junior subordinated debentures to continue to be treated as indebtedness for United States federal income tax purposes.

No issuer may borrow money or issue debt or mortgage or pledge any of its assets.

Holders of the preferred securities do not have preemptive or similar rights.

Governing Law

Each trust agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Global Preferred Securities; Book-Entry Issuance

Global Preferred Securities

Each issuer may issue its preferred securities in the form of one or more global securities, which we will refer to as the “global preferred securities,” that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global preferred securities of the relevant issuer will be The Depository Trust Company (“DTC”), and the following is a summary of the depositary arrangements applicable to those global preferred securities.

Each global preferred security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. Except under the limited circumstances described below, global preferred securities will not be exchangeable for definitive, certificated preferred securities.

Only institutions that have accounts with DTC, which we refer to as “DTC participants”, or persons that may hold interests through DTC participants may own beneficial interests in a global preferred security. DTC will maintain records reflecting ownership of beneficial interests in the global preferred securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the preferred securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global preferred security.

DTC has advised us that upon the issuance of a global preferred security and the deposit of that global preferred security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global preferred security to the accounts of the DTC participants.

The issuer will make distributions and other payments on the global preferred securities to DTC or its nominee as the registered owner of the global preferred security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global preferred security, immediately credit the DTC participants’ accounts with payments in proportion to their beneficial interests in the global preferred security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global preferred securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The DTC participants will be responsible for those payments.

None of Countrywide Financial Corporation, any of the issuers, the property trustee, the paying agent, or the registrar or any of their respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global preferred security or for any payments made on any global preferred security.

Except as provided below, as an owner of a beneficial interest in a global preferred security, you will not be entitled to receive physical delivery of preferred securities in definitive form and will not be considered a holder of preferred securities for any purpose under the applicable trust agreement. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of preferred securities under the applicable trust agreement.

We understand that, under existing industry practices, in the event that an issuer requests any action of holders, or an owner of a beneficial interest in a global preferred security desires to take any action that a holder is entitled to take under the applicable trust agreement, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

A global preferred security is exchangeable for definitive preferred securities registered in the name of persons other than DTC only if:

•	DTC is unwilling or unable to continue as depositary and we are not able to locate a qualified successor depositary;

•	we, in our sole discretion, determine that the preferred securities issued in the form of one or more global preferred securities will no longer be represented by a global preferred security; or

•	after the occurrence of an event of default under the indenture, owners of beneficial interests in the trust aggregating at least a majority in aggregate liquidation amount of the preferred securities advise the administrative trustees in writing that the continuation of a book entry system is no longer in their best interest.

A global preferred security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated preferred securities in registered form of like tenor and of an equal aggregate liquidation amount and in a denomination equal to the liquidation amount per preferred security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive preferred securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global preferred securities.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement of securities transactions among DTC participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and various other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Holding Beneficial Interests Through Euroclear and Clearstream

If specified in the applicable prospectus supplement, you may elect to hold interests in a particular series of preferred securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global preferred securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear will credit distributions with respect to interests in global preferred securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for global preferred securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC’s rules. These secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global preferred securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. These secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global preferred securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global preferred securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global preferred securities settled during that processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global preferred securities by or through a Clearstream participant or Euroclear participant to a DTC customer will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global preferred securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Description of the Guarantees

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with a series of preferred and common securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

When an issuer sells a series of its preferred and common securities, we will execute and deliver a guarantee of that series of preferred and common securities under a guarantee agreement for the benefit of the holders of those preferred and common securities. Only one guarantee will be issued by us in connection with the issuance of preferred and common securities by the applicable issuer. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each guarantee agreement.

Specific Terms of the Guarantees

Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of preferred and common securities, to the extent that they are not paid by, or on behalf of, the applicable issuer:

•	any accumulated and unpaid distributions required to be paid on the preferred and common securities, to the extent that the applicable issuer has sufficient funds available for those payments at the time;

•	the redemption price regarding any preferred and common securities called for redemption, to the extent that the applicable issuer has sufficient funds available for those redemption payments at the time; and

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable issuer, unless the corresponding series of junior subordinated debentures is distributed to holders of the preferred and common securities, the lesser of:

•	the total liquidation amount of the preferred and common securities and all accumulated and unpaid distributions on them to the date of payment; and

•	the amount of assets of the applicable issuer remaining available for distribution to holders of the preferred and common securities after satisfaction of liabilities to creditors.

We may satisfy our obligation to make the payments described above by direct payment of the required amounts by us to the holders of the applicable preferred and common securities or by causing the applicable issuer to pay those amounts to the holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable issuer may have or assert, other than the defense of payment. Payments under the trust guarantee will be made on the preferred and common securities on a pro rata basis. However, if an event of default has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any payment is made on the common securities.

Each guarantee will apply only to the extent that the applicable issuer has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable issuer, then the issuer will not be able to pay distributions on the preferred or common securities issued by the issuer and will not have funds legally available for those payments. In that event, the remedy of a holder of a series of preferred or common securities is to institute legal proceedings directly against us as permitted under the indenture for the related series of junior subordinated debentures.

Nature of the Guarantee

We will, through the relevant trust agreement, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable issuer’s obligations under the preferred and common securities as described above. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable issuer’s obligations under the preferred securities.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment in full of the amounts due under it to the extent they have not been paid by the applicable issuer or upon distribution of junior subordinated debentures to the holders of the preferred and common securities in exchange for all of the preferred and common securities.

Ranking

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

The guarantees will not place a limitation on the amount of additional debt that we may incur.

Amendments

Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following two circumstances:

•	regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable preferred securities, no consent of those holders will be required; and

•	all other amendments to the guarantee may be made only with the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding preferred securities to which the guarantee relates, and if an amendment would affect the rights or obligations of the guarantee trustee, the approval of the guarantee trustee is required.

The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the preferred securities, which are described above under “Description of the Preferred Securities — Voting Rights; Amendment of Each Trust Agreement.”

Assignment

All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred and common securities then outstanding.

Events of Default and Remedies

An event of default under a guarantee will occur upon our failure to (1) make any of our payments under the guarantee agreement or (2) perform any of our other obligations under the guarantee agreement for 90 days after notice of the failure.

The holders of not less than a majority in total liquidation amount of the preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of preferred securities may institute a legal proceeding directly against us to enforce its rights under that guarantee, without first instituting a legal proceeding against the applicable issuer that issued the preferred securities, the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of an event of default by us under the guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee. In the case of an event of default under the guarantee that has not been cured or waived pursuant to the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. No provision of the guarantee will require the guarantee trustee to incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights and powers, if the guarantee trustee has reasonable grounds for believing that repayment of that liability is not reasonably assured to it under the terms of the guarantee or adequate indemnity against that liability is not reasonably assured to it.

Termination of the Guarantees

Each guarantee will terminate upon any of the following events:

•	the full payment of the redemption price of all preferred and common securities of the applicable issuer;

•	the full payment of the amounts payable upon liquidation of the applicable issuer; or

•	the distribution of the junior subordinated debentures held by the applicable issuer to the holders of the preferred and common securities of the issuer in exchange for all of the preferred and common securities of the issuer.

Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related preferred and common securities issued by the applicable issuer is required to restore payment of any sums paid under the applicable preferred and common securities or the guarantee.

Governing Law

The guarantees will be governed by and construed and interpreted in accordance with the laws of the State of New York.

Description of the Junior Subordinated Debentures

The following description of the terms and provisions of our junior subordinated debentures summarizes the general terms that will apply to each series of junior subordinated debentures that will be issued and sold by us on or after the date of this prospectus and purchased by the applicable issuer that issues the corresponding series of preferred securities. This description is not complete, and we refer you to the indenture and the form of the junior subordinated debentures, forms of which we filed as exhibits to the registration statement of which this prospectus is a part.

Unless otherwise specified in the applicable prospectus supplement, each time an issuer issues a series of preferred securities, we will issue a new series of junior subordinated debentures. Each series of junior subordinated debentures will be issued under an indenture between us and The Bank of New York, as debenture trustee, as supplemented from time to time by one or more supplemental indentures. There is no limit on the aggregate principal amount of junior subordinated debentures we may issue, and we may issue the junior subordinated debentures from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors.

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debentures in a total principal amount equal to the total liquidation amount of the preferred securities and common securities that the applicable issuer issues. The issuer will use the proceeds of the issuance and sale of the preferred securities and common securities to purchase the corresponding junior subordinated debentures from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debentures will correspond to the distribution provisions of the corresponding series of preferred securities.

Unless the applicable prospectus supplement states otherwise, each series of junior subordinated debentures issued on or after the date of this prospectus will have the same rank as all other series of junior subordinated debentures issued under the indenture on or after that date. However, because the subordination provisions and events of default applicable to junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the subordination provisions and events of default applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus. Unless the applicable prospectus supplement states otherwise, the indenture does not limit the incurrence or issuance of other secured or unsecured debt, including senior debt, as defined below, whether under the indenture, any existing indenture, or any other indenture which we may enter into in the future.

Specific Terms of Each Series

The prospectus supplement describing the particular series of junior subordinated debentures being issued will specify the particular terms of those junior subordinated debentures. These terms may include:

•	the title of the junior subordinated debentures of the series, which will distinguish the junior subordinated debentures of the series from all other junior subordinated debentures;

•	the limit, if any, upon the total principal amount of the junior subordinated debentures of the series which may be issued;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures of the series or the manner in which the amounts will be determined;

•	the maturity or the method of determining the maturity of the junior subordinated debentures;

•	the rate or rates at which the junior subordinated debentures of the series will bear interest, if any;

•	the interest payment dates and the record dates for the interest payable on any interest payment date or the method by which any of the foregoing will be determined and the right, if any, we have to defer or extend an interest payment date;

•	the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures of the series will be payable, the place or places where the junior subordinated debentures of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debentures of the series may be made;

•	the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debentures of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, repay or purchase the junior subordinated debentures of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debentures of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	the denominations in which any junior subordinated debentures of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures of the series will be payable, or in which the junior subordinated debentures of the series will be denominated;

•	the additions, modifications or deletions, if any, in the events of default described under the caption “— Events of Default” below or our covenants described in this prospectus regarding the junior subordinated debentures of the series;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debentures of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debentures;

•	the additions or changes, if any, to the indenture regarding the junior subordinated debentures of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debentures of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	whether the junior subordinated debentures of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debentures of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debentures of the series;

•	whether any junior subordinated debentures of the series will be issuable in whole or in part in the form of one or more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•	whether the junior subordinated debentures are convertible or exchangeable into junior subordinated debentures of another series or into preferred securities of another series and, if so, the terms on which the junior subordinated debentures may be so converted or exchanged;

•	the appointment of any paying agent or agents for the junior subordinated debentures of the series; and

•	any other terms of the junior subordinated debentures of the series.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will be unsecured and will rank junior and be subordinate and subject in right of payment to the prior payment in full of all our existing and future senior debt, as defined in the indenture with respect to that series.

Under the indenture, we may not make any payment on the junior subordinated debentures if:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all senior debt; or

•	there shall exist any event of default on any senior debt that triggers the acceleration of such senior debt.

Upon our bankruptcy, liquidation or similar judicial proceeding, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures. Additionally, in the event of the acceleration of the maturity of any series of junior subordinated debentures, the holders of our senior debt will be entitled to receive payment in full of any amounts due on our senior debt before the holders of any junior subordinated debentures will be entitled to any payment.

With respect to each series of junior subordinated debentures issued by use of this prospectus, “debt” is defined in the indenture to include, with respect to any person,

•	every obligation of that person for the repayment of borrowed money or evidenced by bonds, debentures, notes or similar instruments;

•	reimbursement obligations for letters of credit and similar facilities;

•	capital lease obligations;

•	every obligation of that person for claims under derivative products such as interest and foreign exchange rate contracts and commodity forward contracts, options and swaps and similar arrangements; and

•	every obligation described above of another person guaranteed by that person.

With respect to each series of junior subordinated debentures issued by use of this prospectus, “senior debt” is defined in the indenture to mean the principal of, and premium, if any, and interest, if any, on debt, whether incurred on, prior to or after the date of the indenture, unless the instrument creating that debt provides that those obligations are not superior in right of payment to the junior subordinated debentures, or other debt that has the same rank as or is subordinate to the junior subordinated debentures. However, senior debt does not include, among other things, certain non-recourse debt, debt to our subsidiaries or employees, or any other junior subordinated debt securities issued under the indenture.

Although no series of junior subordinated debentures issued under the indenture is subordinated to any other series of junior subordinated debentures issued under the indenture, because the definitions of debt and senior debt applicable to some of the series of junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the definitions applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or similar judicial proceeding or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of that subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary, except to the extent that we are recognized, and receive payment, as a creditor of those subsidiaries.

Covenants

We will agree that, so long as any preferred securities issued by an issuer remain outstanding, if

•	there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments, as described below under “— Option to Defer Interest Payments,” or a deferral period is continuing;

then we will not, and will not permit any of our subsidiaries to, subject to the exceptions in the applicable prospectus supplement, if any:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to our junior subordinated debentures; or

•	make any guarantee payments regarding any guarantee by us of debt securities of any of our subsidiaries if that guarantee ranks equally with or junior in interest to our junior subordinated debentures.

However, at any time, including during a deferral period, we may do, among other things, the following:

•	make dividends or distributions payable in our capital stock;

•	make payments under the applicable guarantee made by us in respect of the preferred securities of the applicable issuer;

•	make any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan; and

•	purchase common stock related to:

•	the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees;

•	the issuance of common stock or rights under a dividend reinvestment and stock purchase plan; or

•	the issuance of common stock, or securities convertible into common stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period; and.

•	purchase, through our broker-dealer affiliates, our capital stock in connection with market-making or other secondary-market activities effected by or for the account of customers of those affiliates.

With respect to any junior subordinated debentures issued to an issuer, we will agree:

•	to maintain directly or indirectly 100% ownership of the common securities of the applicable issuer; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of those common securities;

•	not to voluntarily terminate, liquidate or wind-up that issuer, except in connection with a distribution of the junior subordinated debentures to the holders of preferred securities of that issuer and in connection with some types of mergers, consolidations or amalgamations; and

•	to use our reasonable efforts to cause that issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debentures from time to time during the term of any series of junior subordinated debentures for up to the number of consecutive interest payment periods that may be specified in the applicable prospectus supplement, but the deferral of interest payments cannot extend beyond the maturity date of the series of junior subordinated debentures.

Modification of Indenture

We and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures of each series that are affected by the modification, may modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity of any junior subordinated debentures of any series;

•	reduce the principal amount due;

•	reduce the rate of interest or extend the time of payment of interest, or reduce any premium payable upon the redemption of those junior subordinated debentures; or

•	reduce the percentage of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture.

With respect to junior subordinated debentures held by an issuer, so long as the corresponding series of preferred securities issued by that issuer remains outstanding, without the consent of the holders of at least a majority of the aggregate liquidation amount of those preferred securities:

•	no modification of the indenture can be made that adversely affects holders of those preferred securities in any material respect;

•	no termination of the indenture may occur; and

•	no waiver of any event of default or of compliance with any covenant under the indenture will be effective.

We and the debenture trustee may, without the consent of any holder of junior subordinated debentures, amend, waive or supplement the indenture for other specified purposes including to cure ambiguities, defects or inconsistencies, provided those actions do not materially and adversely affect the interests of the holders of any junior subordinated debentures or the related series of preferred securities.

Events of Default

The indenture provides that any one or more of the following events with respect to the junior subordinated debentures of any series constitutes an event of default with respect to that series:

•	default in the payment of any installment of interest on any junior subordinated debenture for a period of 30 days after the due date, subject to our right to defer interest payments as described above under the caption “— Option to Defer Interest Payments” in this section;

•	default in the payment of interest in full on any junior subordinated debenture for a period of 30 days after the conclusion of a period of deferral consisting of 20 consecutive quarters (or, in the case of junior subordinated debentures on which interest is paid semiannually, 10 consecutive semiannual periods) commencing with the earliest quarter or semiannual period, as the case may be, for which interest (including interest accrued on deferred payments) has not been paid in full;

•	some events of bankruptcy or reorganization involving us; or

•	default in the payment of the principal of or premium, if any, on the junior subordinated debentures at maturity.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the second bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of the applicable series will have the right to declare the principal of those securities to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the preferred securities then outstanding will have the right to do so. If an event of default under the indenture arising from events of bankruptcy or reorganization involving us occurs, the principal of those securities will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of junior subordinated debentures, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the junior subordinated indentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of junior subordinated debentures of a particular series may, on behalf of all holders of that series, waive any default regarding that series, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. The holders of a majority in aggregate liquidation amount of the related preferred securities may also waive such defaults.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debentures of a particular series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee with respect to that series.

Enforcement of Rights by Holders of Preferred Securities

If an event of default occurs under the indenture and that event is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debentures as specified therein, then if the junior subordinated debentures are held by an issuer, a holder of the related preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of that holder.

Limitation on Consolidation, Merger and Sales of Assets

We will not consolidate with or merge into any other entity or sell or lease our properties and assets substantially as an entirety to any entity, unless:

•	the resulting entity is a corporation, partnership or trust organized under the laws of the United States, any state or the District of Columbia;

•	the resulting entity assumes our obligations under the junior subordinated debentures and the indenture;

•	there is no event of default under the indenture immediately after giving effect to the transaction;

•	in the case of the junior subordinated debentures of a series held by an issuer, the consolidation, merger, conveyance, transfer or lease is permitted under the relevant trust agreement and the guarantee and does not give rise to any breach or violation of these documents; and

•	we have delivered to the debenture trustee an officer’s certificate and opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease complies with the indenture.

Satisfaction and Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, we have deposited with the debenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debentures of that series.

Trust Expenses

Under the indenture, we have agreed to pay, as issuer thereunder, all costs, expenses, debts and other obligations of each issuer, except those incurred in connection with the preferred securities and common securities. In addition, we have agreed to pay all taxes and tax-related costs and expenses of each issuer, except United States withholding taxes.

Information Regarding the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, has undertaken to perform only the duties that are specifically set forth in the indenture. The debenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the indenture, or in the exercise of any of its rights or powers, if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

The indenture is governed by and construed in accordance with the laws of the State of New York.

Certain ERISA Matters

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•	a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA, Section 4975 of the Code or the provisions of ERISA pursuant to which the assets of a plan may be deemed to include the assets of an issuer (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the preferred securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under a regulation issued by the U.S. Department of Labor, which, as modified by Section 3(42) of ERISA, we refer to as the “plan assets regulation,” the assets of the applicable issuer would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the applicable issuer and no exception were applicable under the plan assets regulation. The plan assets regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

Under exceptions contained in the plan assets regulation, the assets of the applicable issuer would not be deemed to be “plan assets” of investing ERISA Plans if:

•	immediately after the most recent acquisition of an equity interest in the applicable issuer, less than 25% of the value of each class of equity interests in the applicable issuer were held by “benefit plan investors” (ERISA Plans and entities whose underlying assets are deemed to include “plan assets” under the plan assets regulation); or

•	the preferred securities are “publicly-offered securities” for purposes of the plan assets regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under the Securities Exchange Act of 1934.

We cannot assure that benefit plan investors will hold less than 25% of the total value of the preferred securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. We expect that certain series of preferred securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above; however, we cannot assure that the preferred securities would be considered to be publicly-offered securities under the plan assets regulation.

Certain transactions involving the applicable issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the preferred securities were acquired with “plan assets” of the ERISA Plan and the assets of the applicable issuer were deemed to be “plan assets” of ERISA Plans investing in the applicable issuer. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or indirectly by reason of ownership of our subsidiaries, extensions of credit between us and the applicable issuer, including the junior subordinated debentures and the guarantees, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption. In addition, if we were considered to be a fiduciary with respect to the applicable issuer as a result of certain powers we hold (such as our powers to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption of the junior subordinated debentures would be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, each benefit plan investor, by purchasing preferred securities, will be deemed to have directed the applicable issuer to invest in the junior subordinated debentures and to have appointed the property trustee.

Under ERISA and five prohibited transaction class exemptions (“PTCEs”) issued by the Department of Labor, exemptive relief may be provided for direct or indirect prohibited transactions that may arise from the purchase or holding of the preferred securities. Those exemptions are:

•	PTCE 96-23 (for eligible transactions determined by in-house asset managers);

•	PTCE 95-60 (for eligible transactions involving insurance company general accounts);

•	PTCE 91-38 (for eligible transactions involving bank collective investment funds);

•	PTCE 90-1 (for eligible transactions involving insurance company pooled separate accounts);

•	PTCE 84-14 (for eligible transactions determined by independent qualified professional asset managers); and

•	The new statutory exemption for certain transactions between an ERISA Plan and a person (other than fiduciaries or an affiliate of a fiduciary that has or exercises discretionary control or provides investment advice with respect to such transaction) who is a Party in Interest solely by reason of being a service provider to such ERISA Plan, provided that there is adequate consideration for the transaction (the “Service Provider Exemption”).

These exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the preferred securities. Because the preferred securities may be deemed to be equity interests in the applicable issuer for purposes of applying ERISA and Section 4975 of the Code, the preferred securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption or another applicable exemption.

By directly or indirectly purchasing or holding preferred securities or any interest in them you will be deemed to have represented that either:

•	you are not an ERISA Plan and are not purchasing the securities on behalf of or with “plan assets” of any ERISA Plan; or

•	your purchase and holding of preferred securities will not violate any applicable Similar Laws and either (i) will not result in a prohibited transaction under ERISA or the Code, or (ii) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption or another applicable exemption.

If a purchaser or holder of the preferred securities that is an ERISA Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the Service Provider Exemption, we and the applicable issuer may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences if the assets of the applicable issuer were deemed to be “plan assets” and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

Use of Proceeds

Each issuer will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from Countrywide Financial Corporation. Except as we may otherwise state in any prospectus supplement, Countrywide Financial Corporation intends to use the net proceeds from any sale of its junior subordinated debentures for general corporate purposes, including the retirement of debt and the investment in servicing rights through the current production of loans and the bulk acquisition of contracts to service loans, for acquisitions, and for the repurchase of its outstanding common stock.

Plan of Distribution

We and the issuers may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may designate Countrywide Securities Corporation to be an underwriter, agent or dealer of one or more series of the securities issuable under this prospectus. The distribution of securities of any series will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. In addition, offers or sales of those securities may include secondary market transactions by affiliates of Countrywide Financial Corporation.

Legal Matters

Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of each of the trusts by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware, special Delaware counsel to the issuers. The validity of the other securities issuable under this prospectus will be passed upon for us by Munger, Tolles & Olson LLP, Los Angeles, California. Certain United States federal income tax matters, when described in an accompanying prospectus supplement, to the extent such statements constitute a summary of matters of law, will be passed upon by Munger, Tolles & Olson LLP, Los Angeles, California. Sidley Austin llp, New York, New York will serve as counsel for any underwriters and agents. Sidley Austin llp also serves as counsel for CWALT, Inc., CWMBS, Inc., CWHEQ, Inc. and CWABS, Inc., each one of our wholly owned subsidiaries, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as our counsel on other matters.

Experts

The consolidated financial statements and financial statement schedules of Countrywide Financial Corporation and subsidiaries as of December 31, 2005 and 2004, and for the years then ended, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and financial statement schedules of Countrywide Financial Corporation for the year ended December 31, 2003 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in their report thereon appearing in our annual report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

Part II

Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrants in connection with a distribution of an assumed amount of $2,000,000,000 of securities registered under this registration statement (other than underwriting discounts and commissions):

SEC registration fee	$61,400
NASD fee	75,500
Blue sky fees and expenses	15,000
Legal fees and expenses	500,000
Accounting fees and expenses	50,000
Printing and engraving expenses	60,000
Trustees’ fees and expenses	20,000
Rating agency fees	927,000
Miscellaneous	44,500

Total	$1,753,400

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. Sections 722, 723, 725 and 726 of the New York Business Corporation Law are substantively equivalent to Section 145 of the Delaware General Corporation Law.

Article SIXTH of the Certificate of Incorporation of Countrywide Financial Corporation provides that Countrywide Financial Corporation may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of Countrywide Financial Corporation’s Bylaws provides that Countrywide Financial Corporation shall indemnify its directors and officers, and persons serving as directors and officers of Countrywide Home Loans at the request of Countrywide Financial Corporation, against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were such directors or officers, provided that such persons acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of Countrywide Financial Corporation; except that in the case of actions brought by or in the right of Countrywide Financial Corporation to procure a judgment in its favor, no indemnification is permitted in respect to any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to Countrywide Financial Corporation unless the court in which the action was brought determines that such person is entitled to indemnification. Countrywide Financial Corporation’s Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which such directors and officers are otherwise entitled by means of Bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. Countrywide Financial Corporation has entered into indemnity agreements with certain of its directors and executive officers (including the directors and executive officers of Countrywide Home Loans), whereby such individuals are indemnified by Countrywide Financial Corporation up to an aggregate limit of $5,000,000 for any claims made against such individual based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. Countrywide Financial Corporation also maintains an insurance policy pursuant to which its directors and officers (including the directors and executive officers of

Countrywide Home Loans) are insured against certain liabilities that might arise out of their relationship with Countrywide Financial Corporation as directors and officers.

Article SEVENTH of the Certificate of Incorporation provides that a director of Countrywide Financial Corporation shall have no personal liability to Countrywide Financial Corporation or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

The Declaration of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or the issuer of the junior subordinated debentures of the trustees, their officers, directors and employees and certain other persons.

Item 16. Exhibits

1.1*	—	Form of Underwriting Agreement (for equity securities of Countrywide Financial Corporation)
1.2*	—	Form of Underwriting Agreement (for stock purchase contracts or stock purchase units)
1.3*	—	Form of Underwriting Agreement (for debt securities of Countrywide Financial Corporation)
1.4*	—	Form of Selling Agency Agreement (for debt securities of Countrywide Home Loans)
1.5*	—	Form of Underwriting Agreement (for preferred securities)
1.6***	—	Form of Underwriting Agreement (for trust preferred securities)
4.1	—	Specimen Certificate of Countrywide Financial Corporation’s Common Stock (incorporated by reference to Exhibit 4.2 to Countrywide Financial Corporation’s Current Report on Form 8-K dated February 6, 1987)
4.2	—	Certificate of Amendment of Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.1 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 1987)
4.3	—	Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.2 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 1987)
4.3.1	—	Certificate of Amendment of Certificate of Incorporation of Countrywide Financial Corporation as reported under Item 4, 10-Q dated May 31, 1992 (incorporated by reference to Exhibit 3.2.1 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated October 31, 2001)
4.3.2	—	Certificate of Change of Location of Registered Office and of Registered Agent of Countrywide Financial Corporation dated January 19, 1993 (incorporated by reference to Exhibit 3.2.2 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated October 31, 2001)
4.3.3	—	Certificate of Ownership and Merger of CW Merger Corp. into Countrywide Credit Industries, Inc., dated November 2, 2002, whereby Countrywide Credit Industries, Inc.’s name was changed to Countrywide Financial Corporation (incorporated by reference to Exhibit 4.3.3 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated March 6, 2003).
4.4	—	Bylaws of Countrywide Financial Corporation, as amended and restated (incorporated by reference to Countrywide Credit Industries’ Current Report on Form 8-K dated February 10, 1988)
4.4.1	—	Amendment to Bylaws of Countrywide Financial Corporation dated January 28, 1998 (incorporated by reference to Exhibit 3.3.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 28, 1998).
4.4.2	—	Amendment to Bylaws of Countrywide Financial Corporation dated February 3, 1998 (incorporated by reference to Exhibit 3.3.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 28, 1998).
4.4.3	—	Amendment to Bylaws of Countrywide Financial Corporation dated March 24, 2000 (incorporated by reference to Exhibit 3.3.3 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 29, 2000).

4.4.4	—	Amendment to Bylaws of Countrywide Financial Corporation dated September 28, 2000 (incorporated by reference to Exhibit 3.3.4 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 2000).
4.5	—	Amended and Restated Rights Agreement, dated as of November 27, 2001, between Countrywide Financial Corporation and The Bank of New York which includes, as Exhibit A thereto, the form of Amended and Restated Certificate of Designation specifying the terms of the Series A Participating Preferred Stock, and, as Exhibit B thereto, the form of Rights Certificate (incorporated by reference to Exhibit 1 to Countrywide Financial Corporation’s Form 8A/A, dated December 10, 2001, amending Countrywide Financial Corporation’s Form 8-A, dated February 11, 1998).
4.6†	—	Indenture, dated December 1, 2001, among Countrywide Home Loans, Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of senior debt securities.
4.7†	—	Form of Indenture among Countrywide Home Loans, Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.
4.7*	—	Form of Master Unit Agreement, between Countrywide Financial Corporation and The Bank of New York, as agent.
4.8.1**	—	Form of Indenture among Countrywide Financial Corporation, Countrywide Home Loans and The Bank of New York, as trustee, providing for the issuance of senior debt securities.
4.8.2**	—	Form of Indenture among Countrywide Financial Corporation, Countrywide Home Loans and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.
4.9*	—	Form of Purchase Contract between Countrywide Financial Corporation and purchase contract agent
4.10*	—	Form of Pledge Agreement, among Countrywide Financial Corporation, collateral agent, and purchase contract agent
4.11†	—	Form of Fixed Rate Medium-Term Note
4.12†	—	Form of Floating Rate Medium-Term Note
4.13†	—	Certificate of Trust for Countrywide Capital V
4.14**	—	Certificate of Trust for Countrywide Capital VI
4.14.1***	—	Certificate of Trust for Countrywide Capital VII
4.14.2***	—	Certificate of Trust for Countrywide Capital VIII
4.14.3***	—	Certificate of Trust for Countrywide Capital IX
4.15†	—	Declaration of Trust for Countrywide Capital V
4.16**	—	Declaration of Trust for Countrywide Capital VI
4.16.1***	—	Declaration of Trust for Countrywide Capital VII
4.16.2***	—	Declaration of Trust for Countrywide Capital VIII
4.16.3***	—	Declaration of Trust for Countrywide Capital IX
4.17†	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities
4.18†	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation.
4.19†	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Home Loans, Inc.
4.20†	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation.
4.21†	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Home Loans, Inc.
4.22†	—	Form of Preferred Security (included in Exhibit 4.18)
4.23†	—	Form of Junior Subordinated Debenture issued by Countrywide Financial Corporation (included in Exhibit 4.21)

4.24†	—	Form of Junior Subordinated Debenture issued by Countrywide Home Loans, Inc. (included in Exhibit 4.21)
4.25†	—	Form of Preferred Securities Guarantee
4.26*	—	Form of Form(s) of Warrant Agreement(s), including form of Warrant.
4.27***	—	Form of Guarantee Agreement
4.28***	—	Form of Indenture between Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of junior subordinated debentures
4.29***	—	Form of Supplemental Indenture between Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of junior subordinated debentures
4.30***	—	Form of Junior Subordinated Debenture issued by Countrywide Financial Corporation (included in Exhibit 4.28)
4.31***	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities
4.32***	—	Form of Preferred Security (included in Exhibit 4.31)
4.33***	—	Form of Common Security (included in Exhibit 4.31)
5+	—	Opinion of Munger, Tolles & Olson LLP, counsel to Countrywide Financial Corporation and Countrywide Home Loans, as to the validity of the securities being offered other than the Preferred Securities.
5.1.1***	—	Opinion of Munger, Tolles & Olson LLP, counsel to Countrywide Financial Corporation as to the validity of the Preferred Securities.
5.2+	—	Opinion of Morris, Nichols, Arsht & Tunnell, counsel to Countrywide Capital V and Countrywide Capital VI, as to the validity of the Preferred Securities being offered.
5.2.1***	—	Opinion of Morris, Nichols, Arsht & Tunnell, counsel to Countrywide Capital VII, Countrywide Capital VIII and Countrywide Capital IX as to the validity of the Preferred Securities.
12.1	—	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q for the period ending June 30, 2006 and by reference to Exhibit 12.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005)
23.1+	—	Consent of KPMG LLP
23.1.1***	—	Consent of KPMG LLP
23.2+	—	Consent of Grant Thornton LLP.
23.2.1***	—	Consent of Grant Thornton LLP
23.3	—	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1.1)
23.4	—	Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2.1)
24+	—	Powers of Attorney for Countrywide Financial Corporation and Countrywide Home Loans relating to subsequent amendments
25.1+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the senior indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25.2+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the senior indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25.3+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the subordinated indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25.4+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the subordinated indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.

25.5+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the junior subordinated debenture indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25.6+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the junior subordinated debenture indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25.7+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital V.
25.8+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VI.
25.9+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital V.
25.10+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VI.
25.11+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Home Loans, Inc. of the preferred securities of Countrywide Capital V.
25.12+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Home Loans, Inc. of the preferred securities of Countrywide Capital VI.
25.13***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under Indenture by and between Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of junior subordinated debentures
25.14***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital V
25.15***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VI
25.16***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VII
25.17***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VIII.
25.18***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital IX.
25.19***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital V
25.20***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VI
25.21***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VII
25.22***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VIII.

25.23***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital IX.

†	Incorporated by reference to the exhibits to Form S-3 of Countrywide Financial Corporation filed on November 27, 2001.

+	Incorporated by reference to the Exhibits to Form S-3 of Countrywide Financial Corporation filed on February 9, 2006.

*	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K of Countrywide Financial Corporation and incorporated by reference at such time as an underwritten issuance of such securities is contemplated.

**	Incorporated by reference to the exhibits to Form S-3 of Countrywide Financial Corporation filed on April 7, 2004.

***	Filed herewith.

Item 17. Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Countrywide Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 27th day of October, 2006.

COUNTRYWIDE FINANCIAL CORPORATION

By:	/s/ Eric P. Sieracki
Eric P. Sieracki
Executive Managing Director and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Angelo R. Mozilo		Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer); Director	October 27, 2006

/s/ Eric P. Sieracki Eric P. Sieracki		Executive Managing Director and Chief Financial Officer (Principal Financial and Accounting Officer)	October 27, 2006

* Kathleen Brown		Director	October 27, 2006

* Henry G. Cisneros		Director	October 27, 2006

* Jeffrey M. Cunningham		Director	October 27, 2006

* Robert J. Donato		Director	October 27, 2006

* Michael E. Dougherty		Director	October 27, 2006

* Martin R. Melone		Director	October 27, 2006

* Robert T. Parry		Director	October 27, 2006

* Oscar P. Robertson		Director	October 27, 2006

* Keith R. Russell		Director	October 27, 2006

* Harley W. Snyder		Director	October 27, 2006

*By	/s/ Eric P. Sieracki Eric P. Sieracki Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, Countrywide Home Loans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 27th day of October, 2006.

COUNTRYWIDE HOME LOANS, INC.

By:	/s/ Eric P. Sieracki
Eric P. Sieracki
Executive Managing Director and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* David Sambol		Chairman of the Board and Chief Executive Officer (Principal Executive Officer); Director	October 27, 2006

/s/ Andrew Gissinger III Andrew Gissinger III		President, Chief Operating Officer and Head of Mortgage Lending; Director	October 27, 2006

/s/ Eric P. Sieracki Eric P. Sieracki		Executive Managing Director and Chief Financial Officer (Principal Financial and Accounting Officer)	October 27, 2006

* Carlos M. Garcia		Executive Managing Director, Business Segment Operations; Director	October 27, 2006

* Angelo R. Mozilo		Director	October 27, 2006

*By	/s/ Eric P. Sieracki Eric P. Sieracki Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, each Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 27th day of October, 2006.

COUNTRYWIDE CAPITAL V
COUNTRYWIDE CAPITAL VI
COUNTRYWIDE CAPITAL VII
COUNTRYWIDE CAPITAL VIII
COUNTRYWIDE CAPITAL IX

By:	/s/ Sandor E. Samuels
Name: Sandor E. Samuels
Title: Regular Trustee

By:	/s/ Eric P. Sieracki
Name: Eric P. Sieracki
Title: Regular Trustee

By:	/s/ Jennifer Sandefur
Name: Jennifer Sandefur
Title: Regular Trustee

EXHIBIT INDEX

1.1*	—	Form of Underwriting Agreement (for equity securities of Countrywide Financial Corporation)
1.2*	—	Form of Underwriting Agreement (for stock purchase contracts or stock purchase units)
1.3*	—	Form of Underwriting Agreement (for debt securities of Countrywide Financial Corporation)
1.4*	—	Form of Selling Agency Agreement (for debt securities of Countrywide Home Loans)
1.5*	—	Form of Underwriting Agreement (for preferred securities)
1.6***	—	Form of Underwriting Agreement (for trust preferred securities)
4.1	—	Specimen Certificate of Countrywide Financial Corporation’s Common Stock (incorporated by reference to Exhibit 4.2 to Countrywide Financial Corporation’s Current Report on Form 8-K dated February 6, 1987)
4.2	—	Certificate of Amendment of Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.1 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 1987)
4.3	—	Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.2 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 1987)
4.3.1	—	Certificate of Amendment of Certificate of Incorporation of Countrywide Financial Corporation as reported under Item 4, 10-Q dated May 31, 1992 (incorporated by reference to Exhibit 3.2.1 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated October 31, 2001)
4.3.2	—	Certificate of Change of Location of Registered Office and of Registered Agent of Countrywide Financial Corporation dated January 19, 1993 (incorporated by reference to Exhibit 3.2.2 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated October 31, 2001)
4.3.3	—	Certificate of Ownership and Merger of CW Merger Corp. into Countrywide Credit Industries, Inc., dated November 2, 2002, whereby Countrywide Credit Industries, Inc.’s name was changed to Countrywide Financial Corporation (incorporated by reference to Exhibit 4.3.3 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated March 6, 2003).
4.4	—	Bylaws of Countrywide Financial Corporation, as amended and restated (incorporated by reference to Countrywide Credit Industries’ Current Report on Form 8-K dated February 10, 1988)
4.4.1	—	Amendment to Bylaws of Countrywide Financial Corporation dated January 28, 1998 (incorporated by reference to Exhibit 3.3.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 28, 1998).
4.4.2	—	Amendment to Bylaws of Countrywide Financial Corporation dated February 3, 1998 (incorporated by reference to Exhibit 3.3.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 28, 1998).
4.4.3	—	Amendment to Bylaws of Countrywide Financial Corporation dated March 24, 2000 (incorporated by reference to Exhibit 3.3.3 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 29, 2000).
4.4.4	—	Amendment to Bylaws of Countrywide Financial Corporation dated September 28, 2000 (incorporated by reference to Exhibit 3.3.4 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 2000).
4.5	—	Amended and Restated Rights Agreement, dated as of November 27, 2001, between Countrywide Financial Corporation and The Bank of New York which includes, as Exhibit A thereto, the form of Amended and Restated Certificate of Designation specifying the terms of the Series A Participating Preferred Stock, and, as Exhibit B thereto, the form of Rights Certificate (incorporated by reference to Exhibit 1 to Countrywide Financial Corporation’s Form 8A/A, dated December 10, 2001, amending Countrywide Financial Corporation’ Form 8-A, dated February 11, 1998).
4.6†	—	Indenture, dated December 1, 2001, among Countrywide Home Loans, Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of senior debt securities.

4.7†	—	Form of Indenture among Countrywide Home Loans, Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.
4.7*	—	Form of Master Unit Agreement, between Countrywide Financial Corporation and The Bank of New York, as agent.
4.8.1**	—	Form of Indenture among Countrywide Financial Corporation, Countrywide Home Loans and The Bank of New York, as trustee, providing for the issuance of senior debt securities.
4.8.2**	—	Form of Indenture among Countrywide Financial Corporation, Countrywide Home Loans and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.
4.9*	—	Form of Purchase Contract between Countrywide Financial Corporation and purchase contract agent
4.10*	—	Form of Pledge Agreement, among Countrywide Financial Corporation, collateral agent, and purchase contract agent
4.11†	—	Form of Fixed Rate Medium-Term Note
4.12†	—	Form of Floating Rate Medium-Term Note
4.13†	—	Certificate of Trust for Countrywide Capital V
4.14**	—	Certificate of Trust for Countrywide Capital VI
4.14.1***	—	Certificate of Trust for Countrywide Capital VII
4.14.2***	—	Certificate of Trust for Countrywide Capital VIII
4.14.3***	—	Certificate of Trust for Countrywide Capital IX
4.15†	—	Declaration of Trust for Countrywide Capital V
4.16**	—	Declaration of Trust for Countrywide Capital VI
4.16.1***	—	Declaration of Trust for Countrywide Capital VII
4.16.2***	—	Declaration of Trust for Countrywide Capital VIII
4.16.3***	—	Declaration of Trust for Countrywide Capital IX
4.17†	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities
4.18†	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation.
4.19†	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Home Loans, Inc.
4.20†	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation.
4.21†	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Home Loans, Inc.
4.22†	—	Form of Preferred Security (included in Exhibit 4.18)
4.23†	—	Form of Junior Subordinated Debenture issued by Countrywide Financial Corporation (included in Exhibit 4.21)
4.24†	—	Form of Junior Subordinated Debenture issued by Countrywide Home Loans, Inc. (included in Exhibit 4.21)
4.25†	—	Form of Preferred Securities Guarantee
4.26*	—	Form of Form(s) of Warrant Agreement(s), including form of Warrant.
4.27***	—	Form of Guarantee Agreement
4.28***	—	Form of Indenture between Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of junior subordinated debentures
4.29***	—	Form of Supplemental Indenture between Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of junior subordinated debentures
4.30***	—	Form of Junior Subordinated Debenture issued by Countrywide Financial Corporation (included in Exhibit 4.28)
4.31***	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities

4.32***	—	Form of Preferred Security (included in Exhibit 4.31)
4.33***	—	Form of Common Security (included in Exhibit 4.31)
5+	—	Opinion of Munger, Tolles & Olson LLP, counsel to Countrywide Financial Corporation and Countrywide Home Loans, as to the validity of the securities being offered other than the Preferred Securities.
5.1.1***	—	Opinion of Munger, Tolles & Olson LLP, counsel to Countrywide Financial Corporation as to the validity of the Preferred Securities.
5.2+	—	Opinion of Morris, Nichols, Arsht & Tunnell, counsel to Countrywide Capital V and Countrywide Capital VI, as to the validity of the Preferred Securities being offered.
5.2.1***	—	Opinion of Morris, Nichols, Arsht & Tunnell, counsel to Countrywide Capital VII, Countrywide Capital VIII and Countrywide Capital IX as to the validity of the Preferred Securities being offered.
12.1	—	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q for the period ending June 30, 2006 and by reference to Exhibit 12.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005)
23.1+	—	Consent of KPMG LLP
23.1.1***	—	Consent of KPMG LLP
23.2+	—	Consent of Grant Thornton LLP.
23.2.1***	—	Consent of Grant Thornton LLP
23.3	—	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1.1)
23.4	—	Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2.1)
24+	—	Powers of Attorney for Countrywide Financial Corporation and Countrywide Home Loans relating to subsequent amendments
25.1+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the senior indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25.2+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the senior indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25.3+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the subordinated indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25.4+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the subordinated indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25.5+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the junior subordinated debenture indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25.6+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the junior subordinated debenture indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25.7+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital V.
25.8+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VI.
25.9+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital V.
25.10+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VI.

25.11+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Home Loans, Inc. of the preferred securities of Countrywide Capital V.
25.12+	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Home Loans, Inc. of the preferred securities of Countrywide Capital VI.
25.13***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under Indenture by and between Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of junior subordinated debentures
25.14***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital V
25.15***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VI
25.16***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VII
25.17***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VIII.
25.18***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital IX.
25.19***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital V
25.20***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VI
25.21***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VII
25.22***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VIII.
25.23***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital IX.

†	Incorporated by reference to the exhibits to Form S-3 of Countrywide Financial Corporation filed on November 27, 2001.

+	Incorporated by reference to the Exhibits to Form S-3 of Countrywide Financial Corporation filed on February 9, 2006.

*	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K of Countrywide Financial Corporation and incorporated by reference at such time as an underwritten issuance of such securities is contemplated.

**	Incorporated by reference to the exhibits to Form S-3 of Countrywide Financial Corporation filed on April 7, 2004.

***	Filed herewith.